Exhibit 99.1

Snap Inc. Announces Fourth Quarter and Full Year 2018 Financial Results

Fourth quarter revenue increased 36% to a record $390 million

Full year revenue increased 43% to $1.2 billion

Daily Active Users were flat sequentially at 186 million

SANTA MONICA, Calif. – February 5, 2019 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2018.

Financial Highlights

•	Operating cash flow improved by $50 million to $(126) million in Q4 2018, compared to the prior year.
•	Free Cash Flow improved by $49 million to $(149) million in Q4 2018, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,507 million at December 31, 2018, compared with 1,453 million one year ago.
•	Revenue increased 36% to a record $390 million in Q4 2018, compared to the prior year.
•	Operating loss improved $166 million to $(195) million in Q4 2018, compared to the prior year.
•	Net loss improved $158 million to $(192) million in Q4 2018, compared to the prior year.
•	Adjusted EBITDA loss improved $109 million to $(50) million in Q4 2018, compared to the prior year.

“In 2018, we focused on building a foundation to scale the business over the long-term by driving sustainable product innovation, scaling our advertising platform, and hiring the leadership team that will help us achieve our future goals,” said Evan Spiegel, CEO. “We ended the year with user engagement stabilizing and have started rolling out the new version of our Android application to a small percentage of our community. We are substantially closer to achieving profitability, as we have maintained a relatively flat cost structure across the past five quarters while growing full‐year revenue 43 percent year‐over‐year.”

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2017	2018	Change	2017	2018	Change
(Unaudited)	(dollars and shares in thousands, except per share amounts)

Cash used in operating activities	$(176,083)	$(126,054)	(28)%	$(734,667)	$(689,924)	(6)%
Free Cash Flow	$(197,295)	$(148,795)	25%	$(819,185)	$(810,166)	1%
Common shares outstanding plus shares underlying stock-based awards	1,453,004	1,506,623	4%	1,453,004	1,506,623	4%
Operating loss	$(360,964)	$(194,707)	(46)%	$(3,485,576)	$(1,268,450)	(64)%
Revenue	$285,693	$389,822	36%	$824,949	$1,180,446	43%
Net loss	$(349,977)	$(191,668)	(45)%	$(3,445,066)	$(1,255,911)	(64)%
Adjusted EBITDA	$(158,922)	$(50,363)	68%	$(720,056)	$(575,637)	20%
Diluted net loss per share attributable to common stockholders	$(0.28)	$(0.14)	(48)%	$(2.95)	$(0.97)	(67)%
Non-GAAP diluted net loss per share	$(0.13)	$(0.04)	(65)%	$(0.61)	$(0.47)	(23)%

Q4 2018 Summary & Key Highlights

We ended the year stabilizing Daily Active Users and enhancing engagement across key metrics:

•	DAUs were 186 million in Q4 2018, compared to 187 million in Q4 2017 and 186 million in Q3 2018.
•	In Q4 2018, our iOS DAU increased both quarter-over-quarter and year-over-year, and average time spent on iOS grew faster during Q4 2018 than during Q4 2017.
•	We reached over 70% of the total 13 to 34 year-old U.S. population with premium mobile video ads on a monthly basis.
•	On average, over 70% of users played with or viewed a Lens every day. Users played with or viewed Lenses 700 million times on New Year’s Eve, up nearly 40% year-over-year.

Our commitment to providing high quality, made-for-mobile video experiences across the Snapchat platform is yielding positive results:

•	30% more people are now watching Publisher Stories and Shows every day compared to last year, and each person is consuming more of these Stories per day on average.
•	In Q4 2018, more than 60% of ESPN’s “SportsCenter” audience tuned in three or more times per week.
•

“Dead Girls Detective Agency,” a new Snap Original Show produced by our joint venture with NBCUniversal, reached more than 14 million unique viewers, and over 40% of the users that completed the first episode went on to watch the entire season.

•	Bitmoji Stories, a new cartoon starring Snapchatters and their friends, reached over 40 million viewers in December.
•	NBC News announced that two thirds of the 25 to 35 million Snapchatters watching its Stay Tuned show represented a net new audience for them.

We strengthened our international content offerings:

•	We increased the breadth and depth of our content across international markets including France, Germany, Ireland, Norway, the UK, India, and the Middle East.
•	We saw success with localized partners such as Filter Copy in India and Layalina in the Middle East to reach audiences drawn to local, culturally relevant content.

We drove continued product innovation:

•	We began to roll out our new Android application and early test results are promising, especially on less performant devices, including a 20% reduction in the average time it takes to open Snapchat.
•	We expanded our augmented reality platform and launched Snap Camera, which lets people use their favorite Lenses when creating or streaming video on desktop and laptop computers.
•	By the end of 2018, over 300,000 Lenses had been created by our community through Lens Studio, and those Lenses were viewed over 35 billion times.
•	We launched Lens Challenges, where users can participate in challenges in Lens Explorer by creating a Snap with a Lens that is themed to a particular song, dance, holiday, or event.
•

We introduced Friendship Profiles, a collection of images, videos, messages, links, and more that users and friends have saved in Chat. Friendship Profiles make it easy to find favorite Memories and the important things that are saved over time in one place.

We created new products which drove greater monetization:

•

Commercials, our 6-second non-skippable video ad, continued to perform well. The majority was transacted via our Premium Content Targeting tool, a part of our Self-Serve Platform for large brands and agencies.

•	Collection Ads, which enable a business to showcase four products in a single Snap, drove over twice the return on ad spend versus our comparable formats in Q4 2018.

•	We launched Product Catalogs, which offer a simple, scalable way for eCommerce businesses to use their websites to create Snap Ads.
•	The Snap Pixel continued to see growth with over 600 million purchase events in Q4 2018 up from 230 million in Q3 2018.
•

We made improvements to machine learning models for app installs and lower-funnel bidding events, which contributed to higher always-on revenue, showing that our commitment to performance advertisers is paying off.

We brought together an experienced leadership team to lead us through the next important chapter of Snap:

•

We welcomed several talented and experienced leaders from some of the world’s leading tech and media companies, including Jared Grusd, our Chief Strategy Officer, and Jeremi Gorman, our Chief Business Officer. Julie Henderson will be joining us shortly as our Chief Communications Officer.

Financial Guidance

The following forward-looking statements reflect our expectations for the first quarter of 2019 as of February 5, 2019, and are subject to substantial uncertainty. This guidance assumes, among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q1 2019 Outlook

•	Revenue is expected to be between $285 million and $310 million, or grow between 24% and 34% compared to Q1 2018.
•	Adjusted EBITDA is expected to be between $(165) million and $(140) million, compared to $(218) million in Q1 2018.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws and regulations; our ability to maintain, protect, and enhance our intellectual property; our ability to attract and retain qualified and key personnel; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent report on Form 10-Q filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s annual report on Form 10-K for the year ended December 31, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Cash flows from operating activities
Net loss	$(349,977)	$(191,668)	$(3,445,066)	$(1,255,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,786	22,682	61,288	91,648
Stock-based compensation	181,044	121,772	2,639,895	538,211
Deferred income taxes	(3,093)	(512)	(17,490)	(383)
Excess inventory reserve and related asset impairment	—	—	21,997	—
Lease exit charges	—	(235)	—	33,033
Other	(2,642)	(224)	(6,356)	(903)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(79,844)	(93,443)	(104,357)	(77,506)
Prepaid expenses and other current assets	9,182	4,653	(39,783)	1,594
Other assets	3,774	1,471	(4,771)	21,785
Accounts payable	45,593	11,106	49,696	(33,532)
Accrued expenses and other current liabilities	(2,461)	339	100,988	(14,325)
Other liabilities	3,555	(1,995)	9,292	6,365
Net cash used in operating activities	(176,083)	(126,054)	(734,667)	(689,924)
Cash flows from investing activities
Purchases of property and equipment	(21,212)	(22,741)	(84,518)	(120,242)
Sales of property and equipment	—	11,276	—	11,276
Purchases of intangible assets	(82)	—	(8,107)	(2,565)
Non-marketable investments	(2,500)	(1,235)	(10,030)	(22,495)
Cash paid for acquisitions, net of cash acquired	(33,604)	(815)	(386,011)	(815)
Purchases of marketable securities	(449,861)	(335,451)	(3,862,637)	(1,653,918)
Sales of marketable securities	69,979	—	511,068	45,007
Maturities of marketable securities	651,898	511,404	2,483,225	2,438,206
Net cash provided by (used in) investing activities	214,618	162,438	(1,357,010)	694,454
Cash flows from financing activities
Proceeds from the exercise of stock options	4,524	123	11,379	47,988
Stock repurchases from employees for tax withholdings	(26,922)	—	(394,156)	(551)
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	—	—	2,657,797	—
Payments of initial public offering issuance costs	—	—	(9,672)	—
Net cash provided by (used in) financing activities	(22,398)	123	2,265,348	47,437
Change in cash, cash equivalents, and restricted cash	16,137	36,507	173,671	51,967
Cash, cash equivalents, and restricted cash, beginning of period	320,870	352,467	163,336	337,007
Cash, cash equivalents, and restricted cash, end of period	$337,007	$388,974	$337,007	$388,974
Supplemental disclosures
Cash paid for income taxes	$789	$443	$6,226	$3,598
Supplemental disclosures of non-cash activities
Assumed equity awards in acquisitions	$—	$—	$3,911	$—
Purchase consideration liabilities related to acquisitions	$4,714	$—	$16,486	$—
Recognition of leased facility asset and lease financing obligation	$344	$443	$1,451	$1,735
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$17,294	$(2,074)	$13,139	$(7,764)

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018

Revenue	$285,693	$389,822	$824,949	$1,180,446
Costs and expenses:
Cost of revenue	191,246	212,948	717,462	798,865
Research and development	233,838	164,443	1,534,863	772,185
Sales and marketing	110,458	99,474	522,605	400,824
General and administrative	111,115	107,664	1,535,595	477,022
Total costs and expenses	646,657	584,529	4,310,525	2,448,896
Operating loss	(360,964)	(194,707)	(3,485,576)	(1,268,450)
Interest income	6,070	7,513	21,096	27,228
Interest expense	(876)	(1,111)	(3,456)	(3,894)
Other income (expense), net	2,553	(3,715)	4,528	(8,248)
Loss before income taxes	(353,217)	(192,020)	(3,463,408)	(1,253,364)
Income tax benefit (expense)	3,240	352	18,342	(2,547)
Net loss	$(349,977)	$(191,668)	$(3,445,066)	$(1,255,911)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.28)	$(0.14)	$(2.95)	$(0.97)
Diluted	$(0.28)	$(0.14)	$(2.95)	$(0.97)
Weighted average shares used in computation of net loss per share:
Basic	1,247,017	1,324,858	1,166,085	1,300,568
Diluted	1,247,017	1,324,858	1,166,085	1,300,568

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	December 31, 2017	September 30, 2018	December 31, 2018
		(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$334,063	$350,398	$387,149
Marketable securities	1,708,976	1,064,009	891,914
Accounts receivable, net of allowance	279,473	261,833	354,965
Prepaid expenses and other current assets	44,282	48,887	41,900
Total current assets	2,366,794	1,725,127	1,675,928
Property and equipment, net	166,762	216,609	212,560
Intangible assets, net	166,473	136,473	126,054
Goodwill	639,882	634,186	632,370
Other assets	81,655	71,381	67,194
Total assets	$3,421,566	$2,783,776	$2,714,106
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$71,194	$20,175	$30,876
Accrued expenses and other current liabilities	275,062	265,345	261,815
Total current liabilities	346,256	285,520	292,691
Other liabilities	82,983	114,164	110,416
Total liabilities	429,239	399,684	403,107
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 883,022, 976,066, and 999,304 shares issued and outstanding at December 31, 2017, September 30, 2018, and December 31, 2018, respectively.	9	10	10
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 122,564, 93,660, and 93,845 shares issued and outstanding at December 31, 2017, September 30, 2018, and December 31, 2018, respectively.	1	1	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 216,616, 221,491, and 224,611 shares issued and outstanding at December 31, 2017, September 30, 2018, and December 31, 2018, respectively	2	2	2
Additional paid-in capital	7,634,825	8,098,519	8,220,417
Accumulated other comprehensive income	14,157	6,470	3,147
Accumulated deficit	(4,656,667)	(5,720,910)	(5,912,578)
Total stockholders’ equity	2,992,327	2,384,092	2,310,999
Total liabilities and stockholders’ equity	$3,421,566	$2,783,776	$2,714,106

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Free Cash Flow reconciliation:
Net cash used in operating activities	$(176,083)	$(126,054)	$(734,667)	$(689,924)
Less:
Purchases of property and equipment	(21,212)	(22,741)	(84,518)	(120,242)
Free Cash Flow	$(197,295)	$(148,795)	$(819,185)	$(810,166)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Adjusted EBITDA reconciliation:
Net loss	$(349,977)	$(191,668)	$(3,445,066)	$(1,255,911)
Add (deduct):		—
Interest income	(6,070)	(7,513)	(21,096)	(27,228)
Interest expense	876	1,111	3,456	3,894
Other (income) expense, net	(2,553)	3,715	(4,528)	8,248
Income tax (benefit) expense	(3,240)	(352)	(18,342)	2,547
Depreciation and amortization	18,786	22,682	61,288	91,648
Stock-based compensation expense	181,044	121,772	2,639,895	538,211
Payroll tax expense related to stock-based compensation	2,212	2,015	24,470	21,927
Spectacles inventory-related charges(1)	—	—	39,867	—
Reduction in force charges(2)	—	—	—	9,884
Lease exit charges(3)	—	(2,125)	—	31,143
Adjusted EBITDA	$(158,922)	$(50,363)	$(720,056)	$(575,637)

(1)

Spectacles inventory-related charges in the third quarter of 2017 were primarily related to excess inventory reserves and inventory purchase commitment cancellation charges. These charges are non-recurring and not reflective of underlying trends in our business.

(2)

Reduction in force charges in the first quarter of 2018 were related to a reduction in force plan impacting approximately 7% of our global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

(3)

We exited various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. In the three months and year ended December 31, 2018, we recorded lease exit charges of $(0.2) million and $33.0 million, respectively. The charges primarily included the present value of our remaining lease obligation on the cease use dates that occurred during the quarter, net of estimated sublease income. As of December 31, 2018, we have exited all properties associated with this event. Changes to our estimated sublease income, including actual contracted sublease income, may result in incremental lease exit charge activity in the period determined. Additionally, we recognized a gain on the sale of buildings sold as a result of moving to our centralized corporate office, which is included in lease exit charges above for the three months and year ended December 31, 2018. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Depreciation and amortization expense:
Cost of revenue	$5,179	$9,888	$15,222	$26,282
Research and development	6,937	4,547	25,076	33,001
Sales and marketing	3,441	3,475	10,450	15,089
General and administrative	3,229	4,772	10,540	17,276
Total	$18,786	$22,682	$61,288	$91,648

Total stock-based compensation expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Stock-based compensation expense:
Cost of revenue	$2,189	$1,283	$26,071	$4,393
Research and development	129,199	75,086	1,154,430	340,533
Sales and marketing	28,936	20,795	236,474	84,059
General and administrative	20,720	24,608	1,222,920	109,226
Total	$181,044	$121,772	$2,639,895	$538,211

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Non-GAAP net loss reconciliation:
Net loss	$(349,977)	$(191,668)	$(3,445,066)	$(1,255,911)
Amortization of intangible assets	10,607	10,441	31,454	42,629
Stock-based compensation expense	181,044	121,772	2,639,895	538,211
Payroll tax expense related to stock-based compensation	2,212	2,015	24,470	21,927
Spectacles inventory-related charges	—	—	39,867	—
Reduction in force charges	—	—	—	9,884
Lease exit charges	—	(2,125)	—	31,143
Income tax adjustments	60	84	(2,253)	(288)
Non-GAAP net loss	$(156,054)	$(59,481)	$(711,633)	$(612,405)

Weighted-average common shares - Diluted	1,247,017	1,324,858	1,166,085	1,300,568

Non-GAAP diluted net loss per share reconciliation:
Diluted net loss per share	$(0.28)	$(0.14)	$(2.95)	$(0.97)
Non-GAAP adjustment to net loss	0.15	0.10	$2.34	$0.50
Non-GAAP diluted net loss per share	$(0.13)	$(0.04)	$(0.61)	$(0.47)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except as noted below, unaudited)

	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Cash Flows and Shares
Net cash used in operating activities	$(194,013)	$(176,083)	$(231,981)	$(199,346)	$(132,543)	$(126,054)
Net cash used in operating activities - YoY (year-over-year)	11%	(5)%	(50)%	5%	32%	28%
Net cash used in operating activities - TTM (trailing twelve months)	$(726,312)	$(734,667)	$(811,651)	$(801,423)	$(739,953)	$(689,924)
Purchases of property and equipment	$(25,948)	$(21,212)	$(36,315)	$(34,901)	$(26,285)	$(22,741)
Purchases of property and equipment - YoY	51%	4%	102%	80%	1%	7%
Purchases of property and equipment - TTM	$(83,682)	$(84,518)	$(102,840)	$(118,376)	$(118,713)	$(120,242)
Free Cash Flow	$(219,961)	$(197,295)	$(268,296)	$(234,247)	$(158,828)	$(148,795)
Free Cash Flow - YoY	6%	(5)%	(55)%	(2)%	28%	25%
Free Cash Flow - TTM	$(809,994)	$(819,185)	$(914,491)	$(919,799)	$(858,666)	$(810,166)
Common shares outstanding	1,201,736	1,222,202	1,254,439	1,273,163	1,291,217	1,317,760
Common shares outstanding - YoY	NM	NM	6%	8%	7%	8%
Shares underlying stock-based awards	239,564	230,802	202,175	205,595	184,802	188,863
Shares underlying stock-based awards - YoY	NM	NM	(20)%	(19)%	(23)%	(18)%
Total common shares outstanding plus shares underlying stock-based awards	1,441,300	1,453,004	1,456,613	1,478,758	1,476,019	1,506,623
Total common shares outstanding plus shares underlying stock-based awards - YoY	NM	NM	2%	3%	2%	4%

Results of Operations
Revenue	$207,937	$285,693	$230,666	$262,263	$297,695	$389,822
Revenue - YoY	62%	72%	54%	44%	43%	36%
Revenue - TTM	$704,938	$824,949	$905,967	$986,559	$1,076,317	$1,180,446
Revenue by region(1)
North America	$167,306	$219,394	$170,488	$177,410	$207,477	$268,858
North America - YoY	46%	51%	32%	20%	24%	23%
North America - TTM	$589,018	$663,057	$704,827	$734,599	$774,769	$824,233
Europe	$27,262	$39,976	$32,721	$40,241	$50,478	$62,470
Europe - YoY	131%	173%	150%	82%	85%	56%
Europe - TTM	$77,081	$102,392	$122,011	$140,200	$163,416	$185,910
Rest of World	$13,368	$26,323	$27,458	$44,612	$39,740	$58,495
Rest of World - YoY	NM	NM	251%	272%	197%	122%
Rest of World - TTM	$38,839	$59,501	$79,130	$111,761	$138,133	$170,305
Operating loss	$(461,827)	$(360,964)	$(392,530)	$(357,842)	$(323,371)	$(194,707)
Operating loss - YoY	(253)%	(113)%	82%	20%	30%	46%
Operating loss - Margin	(222)%	(126)%	(170)%	(136)%	(109)%	(50)%
Operating loss - TTM	$(3,294,349)	$(3,485,576)	$(1,664,339)	$(1,573,163)	$(1,434,707)	$(1,268,450)
Net loss	$(443,159)	$(349,977)	$(385,785)	$(353,310)	$(325,148)	$(191,668)
Net loss - YoY	257%	106%	(83)%	(20)%	(27)%	(45)%
Net loss - TTM	$(3,265,034)	$(3,445,066)	$(1,622,014)	$(1,532,231)	$(1,414,220)	$(1,255,911)
Adjusted EBITDA	$(178,901)	$(158,922)	$(217,867)	$(169,032)	$(138,377)	(50,363)
Adjusted EBITDA - YoY	(65)%	(4)%	(16)%	13%	23%	68%
Adjusted EBITDA - Margin	(86)%	(56)%	(94)%	(64)%	(46)%	(13)%
Adjusted EBITDA - TTM	$(713,418)	$(720,056)	$(749,680)	$(724,722)	$(684,198)	$(575,637)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except as noted below, unaudited)

	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Other
DAU (in millions)	178	187	191	188	186	186
DAU - YoY	17%	18%	15%	8%	5%	(0)%
DAU by region (in millions)
North America	77	80	81	80	79	79
North America - YoY	18%	18%	14%	7%	3%	(1)%
Europe	57	60	62	61	59	60
Europe - YoY	17%	17%	13%	7%	4%	(1)%
Rest of World	44	47	48	47	47	47
Rest of World - YoY	14%	21%	18%	12%	8%	1%
ARPU	$1.17	$1.53	$1.21	$1.40	$1.60	$2.09
ARPU - YoY	39%	46%	34%	34%	37%	37%
ARPU by region
North America	$2.17	$2.75	$2.10	$2.21	$2.62	$3.38
North America - YoY	24%	28%	16%	12%	20%	23%
Europe	$0.48	$0.66	$0.53	$0.66	$0.85	$1.04
Europe - YoY	98%	133%	120%	70%	78%	57%
Rest of World	$0.30	$0.56	$0.58	$0.96	$0.84	$1.24
Rest of World - YoY	NM	284%	198%	233%	175%	120%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,958	3,069	2,989	2,879	2,903	2,884
Employees - YoY	109%	65%	27%	10%	(2)%	(6)%

Depreciation and amortization expense
Cost of revenue	$5,404	$5,179	$5,202	$5,610	$5,582	$9,888
Research and development	6,401	6,937	8,791	9,489	10,174	4,547
Sales and marketing	2,820	3,441	3,569	3,991	4,054	3,475
General and administrative	2,842	3,229	3,991	3,424	5,088	4,772
Total	$17,467	$18,786	$21,553	$22,514	$24,898	$22,682
Depreciation and amortization expense - YoY	135%	77%	73%	79%	43%	21%

Stock-based compensation expense
Cost of revenue	$1,951	$2,189	$276	$1,467	$1,368	$1,283
Research and development	143,303	129,199	77,815	92,303	95,329	75,086
Sales and marketing	27,254	28,936	16,185	21,996	25,082	20,795
General and administrative	49,194	20,720	38,982	40,605	5,030	24,608
Total	$221,702	$181,044	$133,258	$156,371	$126,809	$121,772
Stock-based compensation expense - YoY	NM	NM	(93)%	(36)%	(43)%	(33)%